EXHIBIT 5.1

September 9, 2022

Infinite Group, Inc.

175 Sully’s Trail, Suite 202

Pittsford, New York 14534

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Infinite Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-1 (File No. 333-262167) (the “Registration Statement”). The Registration Statement covers the underwritten public offering and sale of the following securities (the “Securities”):

1.	up to 3,000,000 Units (as defined herein) consisting of either

	a.	(the “Common Units”), with each Common Unit to consist of:

		i.	one share of common stock, par value $0.0001 per share (the “Common Stock,” and all shares of Common Stock contained within the Units are the “Shares”); and

		ii.	three redeemable warrants each to purchase one share of Common Stock at an exercise price equal to the public offering price per Unit (the “Redeemable Warrants”); or

	b.	(the “Pre-funded Units” and together with the Common Units, the “Units”) in lieu of Common Units, with each Pre-funded Unit to consist of:

		i.	one pre-funded warrant each to purchase one share of Common Stock at an exercise price of $0.001 per share (the “Pre-funded Warrants”); and

		ii.	three Redeemable Warrants;

2.

up to 450,000 additional Shares and/or additional Pre-funded Warrants, and/or up to 1,350,000 additional Redeemable Warrants pursuant to the over-allotment option of the Underwriter (as defined below) described in the Registration Statement;

3.

up to 120,000 warrants each to purchase one share of Common Stock at an exercise price equal to 125% of the public offering price per Unit (the “Underwriter’s Warrants” and together with the Redeemable Warrants, and the Pre-funded Warrants, the “Warrants”);

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
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Infinite Group, Inc.

September 9, 2022

4.	shares of Common Stock issuable upon exercise of the Redeemable Warrants (the “Redeemable Warrant Shares”);

5.	shares of Common Stock issuable upon exercise of the Pre-funded Warrants (the “Pre-funded Warrant Shares”); and

6.

shares of Common Stock issuable upon exercise of the Underwriter’s Warrants (the “Underwriter’s Warrant Shares” and together with the Redeemable Warrant Shares, and Pre-funded Warrant Shares, the “Warrant Shares”).

We understand that the Securities are to be sold to the Underwriter as described in the Registration Statement pursuant to an underwriting agreement (the “Underwriting Agreement”), substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and Aegis Capital Corp. (the “Underwriter”).

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) each of the Underwriting Agreement, Warrants, Warrant Agent Agreement, and Pre-funded Warrant Agent Agreement (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, (b) the Underwriter has the power, corporate or otherwise, to enter into and perform its obligations under the Underwriting Agreement and that the Underwriting Agreement will be a valid and binding obligation of the Underwriter, (c) there will not have occurred, prior to the date of the issuance of the Warrant Shares: (i) any change in law affecting the validity or enforceability of the Warrants or (ii) any amendments to the Transaction Documents, (d) at the time of the issuance and sale of the Securities: (i) the Company is validly existing and in good standing under the law of the State of Delaware, (ii) the Company has not amended its certificate of incorporation or bylaws, (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities, (iv) the board of directors of the Company and any committee thereof has taken all necessary action to approve a specific number of Securities to be sold and a specific price for the sale of the Securities, and (v) the Company will receive consideration in excess of par value for the issuance of the Shares, (e) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (f) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (g) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	the Units have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Company;

Infinite Group, Inc.

September 9, 2022

2.	the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

3.

the Redeemable Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Warrant Agent Agreement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

4.

the Pre-funded Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Pre-funded Warrant Agent Agreement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

5.

the Underwriter’s Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

6.

the Redeemable Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Redeemable Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Warrant Agent Agreement and Redeemable Warrants, will be validly issued, fully paid and non-assessable;

7.

the Pre-funded Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Pre-funded Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Pre-funded Warrant Agent Agreement and Pre-funded Warrants, will be validly issued, fully paid and non-assessable; and

8.

the Underwriter’s Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Underwriter’s Warrant and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Underwriter’s Warrant, will be validly issued, fully paid and non-assessable.

The opinions rendered in paragraphs 1, 3, 4, and 5 above are subject to (i) bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and (ii) constitutional and public policy limitations and general principles of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law). In addition, we express no opinion as to: the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law and forum selection provisions contained in any of the Transaction Documents; waivers of right to trial by jury or defense; or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct.

The opinions expressed herein are limited exclusively to the applicable provisions of the Delaware General Corporate Law (the “DGCL”) and the law of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Infinite Group, Inc.

September 9, 2022

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP